Exhibit 3 (i)

                               Agreement of Lease

                                                                         8/24/05
                               AGREEMENT OF LEASE


      This Lease dated as of November 19, 2004 is by and between the Briarcliffe Foundation, Inc., a not-for-profit corporation organized pursuant to the Laws of New York State ("Landlord") and having an address at 1055 Stewart Avenue,
Bethpage, County of Nassau, State of New York, 11714 (the building at such address, the "Building") and SearchHelp, Inc., a New York corporation having an address of 1055 Stewart Ave, Bethpage, NY 11714 ("Tenant").

                              W I T N E S S E T H :

      WHEREAS, the LISTnet Incubator has been developed to provide space for companies in various high technology fields to operate and to develop their businesses during the "start-up" stage of development (i.e., a period not to exceed three years) in a location where such companies can benefit from reduced operating expenses and the opportunities that such companies can derive from working in proximity with each other;

      WHEREAS, Tenant meets the criteria and has been approved for participation in the LISTnet Incubator project;

      NOW, THEREFORE, in consideration of ten ($10.00) dollars and good and valuable consideration, Landlord and Tenant hereby agree as follows:

      1.    Grant

            Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord; upon and subject to the terms and conditions contained herein, the Premises (as hereinafter defined).

      Premises

            a) The Premises consist of approximately 593 square feet, commonly known as Suite # 12 (as set forth in the rendering annexed hereto as Exhibit "A" and made a part hereof) plus 237 square feet of allocated Common Area Space, located in the LISTnet Incubator at 1055 Stewart Avenue, Bethpage, New York (the "Premises").

            b) Notwithstanding the allocation to Tenant (for rental calculation purposes) of a specified square footage of the Common Area Space, Tenant will have access to and usage of the entire Common Area of the Incubator, subject to the rules, regulations and procedures now or hereafter adopted by Landlord for the use thereof.

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      Term

            The terms of this Lease shall be one year, commencing December 1, 2004 and ending November 30, 2005, provided however in the event that the Landlord determines in its sole discretion that the Incubator project is abandoned or that an order is received from a governmental agency to vacate the Premises, the ending date may be accelerated to such date as determined to be reasonable by the Landlord.

      Rent

            a) The rent payable hereunder is $_13,280.00 per year, which sum shall be payable in monthly installments of $_1,106.67 on the first day of each month during the term. Rent payable by Tenant under this Lease shall be paid when due without prior demand therefor, without any deductions or setoffs or counterclaims whatsoever.

            b) Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements made by Tenant, alterations, changes and additions made by Tenant, merchandise and personal property of any kind owned, installed or used by Tenant in, on or upon the Premises. Tenant shall be responsible for making any necessary returns for and paying any other property taxes separately levied or assessed against the improvements constructed by Tenant on the Premises.

      Indemnification and Hold Harmless

            Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all injury, loss or damage and any and all claims for injury, loss or damage, caused by, resulting from, or claimed to have been caused by or to have resulted from (i) the use, occupancy, or enjoyment of the Premises or (ii) any act, omission or negligence of Tenant or anyone claiming under Tenant (including, without limitation, employees, contractors, invitees and successors and assigns of Tenant).

      Insurance

            a) Throughout the term of this Lease, the Tenant shall, at its sole cost and expense, provide and keep in force and effect, for the benefit of the Landlord, Briarcliffe College Inc., Long Island Software and Technology Network, Inc and Bethpage Realty, LLC:

                  i) Comprehensive general liability insurance in the amount of $2,000,000 combined single limit. Such policy shall name the Landlord and Briarcliffe College Inc. as an additional insured and loss payee.

                  ii) Worker's Compensation Insurance and New York State Disability Insurance in amounts required under NYS law.

            b) All policies of insurance provided for in this Section shall be issued in a form acceptable to Landlord by insurance companies qualified to do business in the State of New York. Each such policy shall be issued in the names of Landlord and Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant. Said policies shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest, and executed copies of each such policy of insurance or a certificate thereof shall be delivered to each of Landlord and any such other parties in interest within ten
                  (10) days after delivery of possession of the Premises to Tenant and renewals or replacements thereof shall be so delivered at least thirty (30) days prior to the expiration of each such policy. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord and such other parties in interest at least ten (10) days prior written of any cancellation, lapse, or reduction in the amounts of insurance. All such policies shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.

            c) Tenant shall not do nor suffer to be done, nor keep nor suffer to be kept, anything in, upon or about the Premises which could (i) contravene Landlord's policies insuring against loss or damage by fire or other hazards, (ii) prevent Landlord from procuring such policies from companies acceptable to Landlord
                  (iii) cause an increase in the insurance rates upon any portion of the Premises. If Tenant violates any prohibition provided for in the first sentence of this Section, Landlord may without notice to Tenant, correct the same at Tenant's expense. Tenant shall pay to Landlord as additional rent forthwith upon demand the amount of any increase in premiums for insurance resulting from any violation of the first sentence of this Section, even if Landlord shall have consented to the doing of, or keeping of, anything on the Premises which constituted such a violation (but the payment of such additional rent shall not entitle Tenant to violate the provisions of the first sentence of this paragraph.)

      Security

            a) Tenant shall have deposit with Landlord a security deposit equal to two (2) month's rent.

            b) If Tenant pays the rent, performs all of its other obligations under this Lease and at the end of the term leaves the Premises in broom clean, damage-free condition (other than ordinary wear and tear), Landlord will return the unused portion of the security deposit within sixty (60) days after the end of the term.

      Services

            Landlord shall provide the following services to Tenant:

                  i)    Ordinary and necessary water and electrical service;

                  ii)   Air conditioning during normal working hours;

                  iii)  Ordinary heat and sewage services;

                  iv)   Janitorial services for office and Common Areas.

      Use of Premises

            a) Tenant may only use the Premises for an office in accordance with the terms hereof and the rules and regulations now or hereafter adopted by Landlord for the Incubator.

            b) Tenant agrees to keep the Premises in good order and condition during the term of this Lease.

            c) Tenant covenants that the Premises shall constitute Tenant's primary place of business.

d) Tenant shall use the Premises only in connection with Tenant's business; as such business was described and presented to the LISTnet Incubator Steering Committee, and for no other business without Landlord's prior written consent.

            e) Tenant acknowledges that an essential element of the success of the LISTnet Incubator is the presence of other tenants engaged in businesses related to Tenant's business, the potential business opportunities that can result from synergy and cooperation among tenants of the LISTnet Incubator, and the ability of the LISTnet Incubator to conduct various programs of potential appeal to multiple tenants. The participation of the tenants of the LISTnet Incubator in such programs and the interaction among such tenants is therefore required, and Tenant covenants to engage in such activities throughout the term of this Lease.

      Right of Entry

            a) Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform. Throughout the term hereof Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

            b) Tenant agrees that Landlord may conduct construction work in the immediate area surrounding the demised Premises. Landlord agrees that it will exercise good faith efforts to conduct such construction work so as not to unreasonably interfere with Tenant.

      No Assignment or Sublease

            Due to the fact that the LISTnet Incubator is intended to benefit specific types of companies in the developmental stages, and because Tenant has been specifically approved for participation in the LISTnet Incubator project, Tenant agrees that it cannot assign this Lease or sublease the Premises nor any portion thereof without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion.

      Alterations

            Tenant may make no changes in or to the Premises of any nature without Landlord's prior written consent. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant prior to the expiration of this Lease at Tenant's expense. Upon removal of such installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord, at Tenant's expense.

      Rules and Regulations

            a) Tenant agrees to adhere to and abide by any rules and regulations concerning the Premises and the Building that exist as of the date hereof or as may be adopted or modified by the Landlord hereafter including, but not limited to, the following:

                  1. Tenant shall not install any signage, awnings or structure of any kind whatsoever in the interior or exterior of the Building without Landlord's prior written consent.

                  2. Tenant shall not connect any apparatus, equipment or device to the water, plumbing, HVAC lines without Landlord's prior written consent.

            3. Tenant shall not operate any electric powered machines or equipment, except normal office equipments such as copiers, calculators, personal computers, or dictating equipment, without Landlord's prior written consent.

                  4. Tenant shall not operate or permit to be operated any musical or sound-producing device, which may be heard outside of Tenant's Premises.

                  5. Tenant shall not bring or permit to be brought into the Building any animals or birds.

                  6. No toxic or hazardous substances shall be used, stored or brought into the Building by Tenant.

                  7. Tenant shall first obtain the written approval of Landlord before hiring any contractors or installation technicians rendering any Building services including, but not limited to, installation of telephones, electrical devices, fax machines, and installation of any and every nature affecting floors, ceilings, equipment or other physical portions or services of the Building.

                  8. Tenant assumes all risk of damage to any and all articles moved or installed, as well as all injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting therefrom.

                  9. Landlord shall not be responsible for any property lost or stolen from the leased Premises or the public areas of the Building or grounds.

                  10. Landlord shall have the right to determine the maximum weight and proper position of any heavy equipment, including safes, large files, etc. that are to be placed in the Building, and only those which, in the opinion of the Landlord, will not do damage to the floors, structures or elevators may be moved into the Building.

                  11. Tenant shall not allow any violation of fire or safety regulations. Tenant agrees at its own expense to comply with, and to indemnify and hold Landlord harmless with respect to any violation of, all recommendations and requirements with respect to the Premises, or its use or occupancy, of the insurance underwriters or any similar public or private body, and any governmental authority, having jurisdiction over insurance rates with respect to the use or occupancy of the Building.

                  12. Appliances including but not limited to refrigerators, freezers, cooking equipment (including, but limited to, microwaves) are not permitted without first obtaining the written consent of the Landlord.

            b) Landlord is hereby given the right, at Landlord's option, to cancel this Lease at any time during the term hereof, or any renewal or extension thereof, if Tenant, and any other person(s) claiming by or through Tenant, does not at all times conduct themselves in a professional, orderly and proper manner. If Landlord believes that Tenant has not acted in a professional, orderly and proper manner, upon not less than ten (10) days' prior notice in writing of its intention to do so (or such shorter period as Landlord may reasonably determine based on the then current circumstances), then the term of the Lease shall wholly cease and expire by lapse of time, upon the date on which Landlord has elected to cancel the lease as fully and completely as if that day were the date herein fixed for the expiration of the term hereof, and Tenant shall forthwith vacate the demised premises and surrender the same to Landlord.

      Mechanics' Liens

            Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge arising out of any work done or materials or supplies furnished by any contractor, mechanic, laborer or materialman by or for Tenant or any mortgage, conditional sale, security agreement or chattel mortgage. If any such lien shall be filed against the Building or any part thereof, Tenant will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lienor with the interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

      15.   Termination

            a)    This Lease shall be terminated by:

                  i)    Expiration of this Lease, or

                  ii)   Revocation by the Landlord.

            b) In the event this Lease is terminated and the Tenant fails to vacate the Premises, the Tenant agrees to pay holdover rental in the amount of $30 per square foot of the Premises and allocated Common Area Space.

      16.   Notice

            Any Notice hereunder must be in a signed writing and served by certified mail, return receipt requested as follows:

                  i)    Landlord:

                        a)    Briarcliffe Foundation, Inc. 1055
                              Stewart Avenue Bethpage, NY 11714

                        b)    Copy to:

                              Meltzer, Lippe & Goldstein, LLP
                              190 Willis Avenue
                              Mineola, NY 11501
                              Att: Ira R. Halperin, Esq.

                  ii)   Tenant:

                        a)    SearchHelp, Inc.
                              ----------------
                              1055  Stewart Ave. Suite 12
                              ---------------------------
                              Bethpage, NY 11714
                              ------------------

      17.   No Encumbrances

            Tenant agrees that it cannot mortgage nor encumber neither the Premises nor any portion thereof.

      18.   Default

            a) Failure of Tenant to pay rent by the 5th day of any month or to otherwise adhere to the terms and conditions herein shall be deemed an Event of Default.

b) Landlord's Remedies. If any Event of Default occurs, then and in each such case, Landlord may treat the occurrence of such Event of Default as a breach of this Lease, and in addition to any and all other rights or remedies of Landlord in this Lease or by law or in equity provided, Landlord shall have, in its option, without further notice of demand of any kind to Tenant or any other person:

                  (i)   the right to terminate this Lease;

            (ii) the right to bring suit for the collection of Rent, as it accrues pursuant to the terms of this Lease, and damages (including without limitation reasonable attorneys' fees and the cost of renovating the Premises) without entering into possession of the Premises or canceling this Lease;

            (iii) the right to retake possession of the Premises from Tenant by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises, shall not be construed as an election to terminate this Lease whether or not such entry or reentry be had or taken under summary proceedings or otherwise and shall not be deemed to have absolved or discharged Tenant from any of its obligations or liabilities for the remainder of the Term. Tenant shall, notwithstanding any such entry or re-entry, continue to be liable for the payment of Rent and performance of the covenants conditions and agreements by Tenant to be performed set forth in this Lease, and Tenant shall pay all monthly deficits in Rent after any such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained. Nothing herein contained shall be construed as obligating the Landlord to relet the whole or any part of the Premises. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation; to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof.

      19.   Applicable Law

            This Lease shall be construed in accordance with the laws of New York State without regard to the conflict of laws provisions thereof.

      20.   No Modification

            This Lease may not be changed, amended or modified except in a writing duly executed by all parties herein.

      21.   No Waiver

            Failure of the Landlord to exercise a right or remedy to which it is entitled to exercise pursuant to this Lease shall not be deemed a waiver of its right to later exercise such right or remedy.

      22.   Estoppel Certificates

            Within ten (10) days after Tenant takes possession of the Premises, and from time to time thereafter within ten (10) days after request in writing there for from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addressees as Landlord may designate (and any such addressee may rely thereon), a statement in writing in a form and substance prepared by Landlord, certifying (i) that this Lease is unamended and in full force and effect (or identifying any amendments, (ii) whether either party hereto is in default hereof (and specifying any such default), (iii) the date(s) to which Rent has been paid, and (iv) such other matters as Landlord shall reasonably request. In the event that Tenant fails to provide such statement within ten (10) days after Tenant takes possession of the Premises and from time to time thereafter within ten (10) days after Landlord's written request therefor, Tenant does hereby irrevocably appoint Landlord as attorney-in-fact of Tenant, coupled with an interest, in Tenant's name, place and stead so to do in each and every case.



      23.   Subordination

            Tenant agrees that this Lease and the Tenant's interest herein shall be subordinate to any mortgage, deed of trust, ground or underlying lease, or any method of financing or refinancing now or hereafter placed against the Premises and/or any or all of the Building of which the Premises is a part and/or the land upon which the Building is located; and to all renewals, increases, modifications, replacements, consolidations and extensions thereof. Upon request of Landlord, Tenant agrees to execute and deliver any and all documents as Landlord shall request to evidence such subordination as aforesaid.

      24.   Destruction

            In the event of the destruction of the Building to such a degree that Landlord shall elect to demolish or substantially renovate or rehabilitate the Building, Landlord shall have the right to terminate this Lease upon notice to Tenant.

      25.   Building Alterations and Management

            Landlord shall have the right at anytime without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for dimmution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the Building or any such alterations, additions and improvements.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the date first above written.

Briarcliffe Foundation, Inc.
(Landlord) (Tenant)



By:      ______________________________     By:      ___________________________

GUARANTY

      Guaranty dated November 19, 2004 given by Debbie Seaman, residing at 120 Kellogg St, Oyster Bay, NY 11717 (the "Guarantor"), in favor of THE BRIARCLIFFE FOUNDATION, INC. a not-for profit corporation having an office at 1055 Stewart Avenue, Bethpage, New York 11714, (the "Landlord"), which term shall include its legal representatives, successors and assigns.


                              W I T N E S S E T H:

      WHEREAS, _SearchHelp, Inc. ("Tenant") which term shall include its legal representatives, successors and assigns), has this day entered into a certain lease with Landlord with respect to Premises (the "Premises") at 1055 Stewart Avenue, Bethpage, New York (said lease, as it may be amended from time to time, herein called the "Lease"), the effectiveness of which is subject to the execution by Guarantor of this Guaranty; and

      WHEREAS, in order to induce the Landlord to execute the Lease, and in consideration thereof, the Guarantor, as the parent company of the Tenant as aforesaid, is willing to execute this Guaranty on the basis hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing it is hereby agreed as follows:

      1. Guarantee of Obligations.

            (a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees that (i) all sums of whatever character stated in the Lease to be payable by the Tenant to the Landlord or any other party will be promptly paid in full when due, whether upon default, by acceleration or otherwise, in accordance with the provisions thereof, and (ii) Tenant will perform and observe each other agreement, covenant, term and condition in the Lease to be performed or observed by Tenant (collectively an "agreement"). This Guaranty is unconditional and absolute, and if for any reason any such sum shall not be paid promptly when due or any such agreement is not performed by Tenant, the Guarantor will immediately pay such sum or perform such agreement to or for the benefit of the person entitled thereto pursuant to the provisions of the Lease, as may be applicable, as if such sum or agreement constituted the direct and primary obligation of the Guarantor, regardless of any defenses or rights of setoff or counterclaims which Tenant may have or assert, (including without limitation the limitation on damage arising out of a rejection of the Lease by Tenant, or a trustee appointed for Tenant, in any subsequent bankruptcy case codified at 11 U.S.C. ss.502 (b)(6), and regardless of whether any person shall have taken any steps against Tenant or any other person to collect such sum or enforce such agreement, and regardless of any other condition or contingency.

            (b) All such agreements, covenants, terms and conditions to be performed and observed, and all sums to be paid, as provided in Paragraph 1(a) above, together with all costs incurred by Landlord in the collection of any amounts due under, or in the enforcement of any of the terms of, the Lease, including without limitation reasonable attorneys' fees, are hereinafter sometimes called the "Obligations".

      2. Term. The liability of the Guarantor shall continue until all Obligations have been paid or complied with in full.

      3. Waiver. The Guarantor waives notice of acceptance of this Guaranty, notice of presentment, demand for payment or protest of any of the Tenant's Obligations, and all defenses, offsets and counterclaims which the Tenant may at any time have to any claim of Landlord with respect to the Obligations.

      4. Amendments. Landlord and Tenant may without the consent of the Guarantor at any time and from time to time, (a) renew the Lease, or terminate same prior to the end of the term thereof, (b) amend any provisions of the Lease including any change in the financial terms therein or any change in the time or manner of payment thereunder, (c) make any agreement for the extension, payment, compounding, compromise, discharge or release of any provision of the Lease, or
(d) surrender, deal with or modify the form of, any security which Landlord may at any time hold to secure the performance of any Obligation, and the guaranty herein made by the Guarantor shall not be impaired or affected by any of the foregoing.

      5. No Release. Until such time as all of the Obligations have been paid and fulfilled to Landlord, the Guarantor shall not be released by any act or thing which might, but for this paragraph, be deemed a legal or equitable discharge of a guarantor or surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord, or its failure to proceed promptly or otherwise, or by reason of any further obligations or agreement between the Tenant or any subsequent owner of the fee interest in the Premises or the then holder of any mortgage relating to the payment of any sum secured thereby, or by reason of any action taken or omitted or circumstances which may or might vary the risk of or affect the rights of the Guarantor, or by reason of any further dealings between Landlord or any subsequent owner of the Premises or mortgagee, their respective successors, legal representatives or assigns, and Tenant, relating to the Lease or otherwise, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, extensions, modifications, forbearance, delays, agreements or waivers, or any of them, it being the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder are absolute and unconditional under any and all circumstances.

      6. Remedies. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies, and no one of such remedies, whether or not exercised by Landlord, shall be deemed to be an exclusion of any other remedy available to Landlord either at the time same is exercised or thereafter arising, and shall in no way limit or prejudice any other legal or equitable remedies which Landlord may have pursuant to this Guaranty and/or the Lease. The Guarantor hereby waives any and all legal requirements that Landlord institute any action or proceeding at law or in equity against the Tenant or anyone else, or exhaust its remedies against the Tenant, or anyone else, with respect to the Lease, or with respect to any other security held by Landlord, as a condition precedent to bringing any action or actions in the first instance against the Guarantor upon this Guaranty. The Guarantor further covenants and agrees that in the event Landlord is required to bring any proceedings against the Guarantor to enforce the Obligations, the Guarantor shall reimburse Landlord for any and all expenses incurred, including but not limited to reasonable attorney's fees incurred in connection therewith.

      7. Notices. Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by certified or registered mail, return receipt requested or by Federal Express or other recognized overnight courier, to the party to whom the notice or demand is given or made at the address of such party set forth in this Guaranty or such other address as such party may hereafter designate by notice given as provided in this Paragraph "7". Copies of any notice to Landlord shall also be sent to Meltzer, Lippe & Goldstein, LLP, 190 Willis Avenue, Mineola, New York 11501 - Attn: Ira R. Halperin, Esq.

      8. Severability. In the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability at the option of Landlord shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      9. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of such right or power act as a waiver or relinquishment at any other time or times.

      10. Miscellaneous. Captions herein are for convenience only and shall not affect the meaning or construction of this Guaranty. This Guaranty (a) shall be binding upon the Guarantor, its legal representatives, successors and assigns, and shall inure to the benefit of Landlord, its legal representatives, successors and assigns, (b) may not be modified or amended except by an instrument in writing duly executed by Landlord and the Guarantor, and (c) shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

      11. Joint and Several. The liability of each person comprising Guarantor (if more than one) shall be joint and several.


      IN WITNESS WHEREOF, the Guarantor has executed as of this Guaranty as of the date first above written.



                                            -----------------------------
                                            Name:

STATE OF NEW YORK   )
                     ss.:
COUNTY              )

      On the ____ day of ____________, 200__ before me, the undersigned, a Notary Public in and for said state, personally appeared Debbie Seaman personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                           -------------------------
                                           Notary Public